Exhibit 99.1

RELEASE AGREEMENT

This Release Agreement (the “Agreement”) is made and entered into this 31 day of May, 2013 by and between Symmetry Medical, Inc. and all of its subsidiaries and related corporate entities (collectively “Company”) and Chris Huntington (“Mr. Huntington”).

WHEREAS, Mr. Huntington and Company are separating the employment relationship on terms that qualify as a “Qualifying Termination” pursuant to that certain Severance Agreement entered into between them on May 4, 2010 (the “Severance Agreement”), a copy of which is attached hereto as Exhibit A;

WHEREAS, section 4 of the Severance Agreement calls for the payment of certain money and provision of other benefits (collectively the “Severance Benefits”) to Mr. Huntington upon his Qualifying Termination;

WHEREAS, the Severance Benefits are conditioned upon Mr. Huntington’ execution of this Agreement and waiver of any and all claims against Company;

NOW THEREFORE, Company desires to pay Mr. Huntington the Severance Benefits and Mr. Huntington desires to release any and all claims he may have against the Company.

In consideration of the promises, mutual covenants, agreements and other consideration contained here, the sufficiency and receipt of which is hereby acknowledged by the Parties, the Parties agree as follows:

1)	Continued Applicability of Severance Agreement. This Agreement is intended to serve as the Release Agreement referenced in the Severance Agreement and is not intended to alter or amend the Severance Agreement except as specifically set forth herein.

2)	Separation Date. Company and Mr. Huntington agree that Mr. Huntington’s employment will end on May 31, 2013 (the “Separation Date”) and that his separation shall be a Qualifying Termination under the Severance Agreement.

3)	Payment of Severance Benefits. Should Mr. Huntington execute this Agreement and not revoke it pursuant to its terms, then within five (5) days of the date upon which revocation rights expire the Company shall pay, or begin to pay or provide, as applicable, the Severance Benefits set forth in Section 4 of the Severance Agreement. In addition, the Company shall vest a certain portion of Mr. Huntington’s unvested equity, reflective of the pro rata period of service under the vesting terms in the applicable agreements, as set forth below:

Total Shares: 24,320 shares (the “Total Shares”), consisting of 3,385 shares from his 2008 grant, 6,090 shares from his 2011 grant and 14,845 shares from his 2012 grant.

Vesting: 50% of the Total Shares, consisting of 12,161 shares, shall vest within thirty (30) days after the date of this agreement and the remaining portion of the Total Shares shall vest on the first anniversary of this Agreement. All terms contained in the agreements underlying the Total Shares shall remain in full force and effect unless and except to the extent specifically modified herein.

4)	General Release. Mr. Huntington for himself, his heirs, agents, executors, and administrators, hereby releases and discharges Company, its subsidiary and corporate affiliates and entities, and the officers, directors, shareholders, employees, insurers and agents of each of them (the “Released Parties”), of and from any claim, demand, action, or cause of action, known or unknown, arising out of, or in any way connected with his employment with Company, including, without limitation, any claim, demand, action, cause of action or right, including claims for attorney’s fees, based on but not limited to: Title VII of the Civil Rights Act of 1964, as amended; The Age Discrimination in Employment Act of 1967, as amended; The Americans with Disabilities Act of 1990; The Civil Rights Acts of 1866 and 1991, as amended; the Family Medical Leave Act; any applicable state law regarding civil rights, discrimination or workplace actions; any existing or potential entitlement or benefit under any program or plan, unless forbidden by the Employment Retirement Income Security Act; any agreement, contract or representation (whether oral or written); any other federal, state, or local law, whether emanating or arising from statute, executive order, regulation, common law, or other source, including all suits in contract or tort, including claims of wrongful termination or breach of contract.

Mr. Huntington further represents and warrants that Company has committed no tort, breach of contract, violation of any local, state or federal law, regulation or other obligation with regard to him, his employment or his separation from employment.

5)	Benefit Plans. Nothing herein shall modify the terms of any benefit plans in which Mr. Huntington is enrolled or in which he has any rights or benefits. For the purpose of certainty, any additional benefits payable to Mr. Huntington pursuant to any medical, dental, 401(k), retirement, or other benefit plan provided by Company shall be governed by the terms of such plan or plans.

6)	Notice of Rights. Pursuant to the Age Discrimination in Employment Act (“ADEA”) and the Older Workers’ Benefit Protections Act (“OWBPA”) Mr. Huntington is informed that:

a.	Receipt of Agreement. On May 31, 2013 Company delivered a copy of this Agreement to Mr. Huntington.

b.	Attorney. Mr. Huntington is advised of his right to consult with an attorney prior to executing this Agreement.

c.	Review Period. Mr. Huntington may consider this Agreement for a period of twenty one days (21) days (“Review Period”). Mr. Huntington’s signature shall constitute and be considered a waiver of any days remaining in the Review Period. Mr. Huntington understands that if he fails to sign and return this Agreement to David Milne by 5:00 p.m. on June 21, 2013, the Company will revoke the offer contained in this Agreement and the Agreement will be unenforceable by either Mr. Huntington or Company.

d.	Revocation Period. After executing this Agreement, Mr. Huntington has an additional seven (7) days in which to revoke this Agreement (the “Revocation Period”). Any revocation must be submitted, in writing, to David Milne and indicate that Mr. Huntington is revoking acceptance of the Agreement. The terms of this Agreement will become effective upon the expiration of the Revocation Period.

e.	Effect of Revocation. Mr. Huntington understands that if he revokes this Agreement, all Severance Benefits referenced in the Severance Agreement shall be forfeited, as will his entitlement to any vesting of otherwise unvested equity as set forth herein, although all other terms shall remain in full force and effect.

f.	Release of Claims under the Age Discrimination in Employment Act. Mr. Huntington understands that by signing this Agreement, he is releasing Company from all claims, whether known or unknown, that he may have under the Age Discrimination in Employment Act of 1967. Mr. Huntington also acknowledges that a portion of the Severance Benefits are specifically allocable to the waiver and release of any such claims and that the Severance Benefits constitute money to which Mr. Huntington was not otherwise entitled.

7)	Reiteration of Obligations. Mr. Huntington specifically reiterates, reaffirms, warrants and represents that the terms of the Severance Agreement remain in full force and effect, and that he specifically agrees to comply with the terms set forth in Section six (6) thereof. With regard to the customers set forth therein which are not approved for subsequent employment, the parties agree that the following constitute the Company’s current top 10 customers:

• Depuy
• Stryker
• Zimmer
• Smith & Nephew
• Biomet
• Rolls Royce/PattonAir Ltd
• Karl Storz
• Tornier Co
• Medtronic
• JMM – Kyocera

8)	Return of Property. Mr. Huntington agrees to return to Company on or before June 14, 2013, all property belonging to Company, including but not limited to, financial information, documents, keys, pass cards, documents, lists of employees or customers, pricing information, marketing information, lists of products, or any other information used in any way in Company’s business, including copies thereof.

9)	Disclaimer of Liability. The parties expressly understand and agree that this Agreement is entered into the executed for the primary purpose of complying with the Severance Agreement and severing the employment relationship between the parties on an amicable basis and avoiding any controversies or disputes arising out of or in connection with Mr. Huntington’s employment by Company. This Agreement is not to be construed as an admission of liability or wrongdoing of any sort by either party.

10)	Successors. This Agreement shall apply to Mr. Huntington, as well as his heirs, agents, executors, and administrators. This Agreement also shall apply to the inure to the benefit of Company, its successors, assigns and each employee, agent, representative, officer, or director of Company and any division, subsidiary, parent, or affiliated entity of Company.

11)	Future Assistance. Mr. Huntington agrees that he will cooperate, assist, and make himself reasonably available to Company and/or its agents on an as-needed basis in order for Company to respond to or defend any charge, complaint, or claim filed by any person employed or formerly employed by Company or any investigation or suit involving any information of which Mr. Huntington was aware during his employment. The Company will reimburse Mr. Huntington for any costs he incurs in providing the assistance required under this provision and shall cooperate with Mr. Huntington to ensure any assistance provided hereunder shall be done on a mutually agreeable basis.

12)	Severability. The parties explicitly acknowledge and agree that the provisions of the Agreement are reasonable and enforceable. However, the provisions of this Agreement are severable, and the invalidity of any one or more provisions shall not affect or limit the enforceability of the remaining provisions. Should any provision be held unenforceable for any reason, then such provision shall be enforced to the maximum extent permitted by law.

13)	Use of Information. In the event of litigation initiated by any individual employed or formerly employed by Company, Mr. Huntington acknowledges and agrees that Company may, in its defense, utilize all information conveyed by Mr. Huntington to Company or any of its directors, officers, employees or agents.

14)	Acknowledgement and Understanding. Mr. Huntington acknowledges that he is fully aware of his rights and that he has carefully read and fully understands all provisions of this Agreement before signing. Mr. Huntington further acknowledges that he has had a reasonable time to consider this Agreement and that he executes the Agreement knowingly and voluntarily.

15)	Complete Agreement. This Agreement and the Severance Agreement attached hereto as Exhibit A sets forth the complete agreement between the parties with respect to the subject matters hereof, there being no oral or other written agreements between the parties relating to the matters covered herein. Mr. Huntington represents and acknowledges that in executing this Agreement he does not rely and has not relied upon any representation or statements not set forth herein made by Company or any of its employees, agents, representatives, officers, or directors with regard to the subject matter, basis or effect of this Agreement or otherwise.

16)	Letter of Recommendation. Company will provide Mr. Huntington with a mutually acceptable letter of recommendation, signed by David Milne, and directed to third parties as desired by Mr. Huntington.

Intending to be bound, the parties affix their signatures below:

CHRIS HUNTINGTON	SYMMETRY MEDICAL, INC.

Signature	David Milne, SVP of HR and GC

EXHIBIT A

SEVERANCE AGREEMENT

This Severance Agreement (the "Agreement") is made and entered into as of May 4, 2010 ("Effective Date") by and between Symmetry Medical, Inc., a Delaware corporation, and Chris Huntington (the "Executive").

WITNESSETH

WHEREAS, Executive is an executive officer of the Symmetry Medical, Inc. and/or its subsidiaries or other affiliates (together, the "Company"); and

WHEREAS, the Company believes that Executive has made and will continue to make valuable contributions to the productivity and profitability of the Company; and

WHEREAS, the Company desires to encourage Executive to continue to make such contributions and not to seek or accept employment elsewhere; and

WHEREAS, the Company, therefore, desires to assure Executive of certain benefits in the event of any termination or significant redefinition of the terms of his employment with the Company;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained and the mutual benefits herein provided, the Company and Executive hereby agree as follows:

1.                  Employment Term. The term of Executive's employment under this Agreement shall commence on the Effective Date and continue until terminated at the election of either the Company or Executive by giving notice of termination pursuant to Section 3 or by Executive's death.

2.                  Qualifying Terminations. The Company shall provide Executive with the severance benefits set forth in Section 4 of this Agreement upon any Qualifying Termination. As used in this Agreement, "Qualifying Termination" shall mean Executive's resignation for Good Reason, as defined in Section 4.f, or termination by the Company for any reason except the following:

a.	Termination by reason of Executive's Disability. As used in this Agreement, "Disability" means Executive's inability by reason of illness or other physical or mental condition to perform the duties required by his employment for any consecutive one hundred and twenty day (120) day period.

b.	Termination for Cause. As used in this Agreement, the term "Cause" shall mean the occurrence of one or more of the following events:

i.	Executive's conviction of a felony or of any crime involving moral turpitude;

ii.	Executive's engaging in any fraudulent or dishonest conduct in his dealings with, or on behalf of, the Company;

iii.	Executive's gross or habitual negligence in the performance of his employment duties for the Company;

iv.	Executive's material violation of the Company's business ethics or conflict-of-interest policies, as such policies currently exist or as they may be amended or implemented during Executive's employment with the Company; or

v.	Executive's misuse of alcohol or illegal drugs which interferes with the performance of Executive's employment duties for the Company or which compromises the reputation or goodwill of the Company.

In addition, severance benefits shall not be payable if Executive's employment terminates because of his resignation without Good Reason or because of his death.

3.                  Procedural and Notice Obligations. Any termination by Company of Executive's employment or any resignation by Executive shall be communicated by a written notice to the other party hereto. If the Company gives notice of termination, the notice must state whether the Company believes the termination is a Qualifying Termination and, if not a Qualifying Termination, the specific provisions of this Agreement relied upon and the facts and circumstances, in reasonable detail, claimed to provide a basis for such termination. If Executive gives notice of termination, the notice of termination must state whether Executive believes the termination to be a Qualifying Termination and, if so, the specific provisions of this Agreement relied upon and the facts and circumstances, in reasonable detail, claimed to provide a basis for such termination. For the Executive to establish a resignation for Good Reason: (i) the Executive must within ninety (90) days of the initial occurrence of the event give written notice to the Company of such occurrence; (ii) the Company must have failed to remedy that occurrence within thirty (30) days after receiving such notice; and (iii) the Executive must resign no later than sixty (60) days after giving such notice.

4.                  Severance Benefits. Following a termination of employment for any reason, Executive shall be paid, on the next regular payday, his earned but unpaid salary, at his then effective rate, for services performed through the date of termination and, within thirty (30) days following the termination, any earned but unpaid incentive bonus for any previous completed year. In addition, upon a Qualifying Termination, Executive shall receive the following benefits ("Severance Benefits"), less any amounts required to be withheld under applicable law, for twelve months following the Qualifying Termination (the "Severance Period"), subject to the conditions set forth in Section 3, Executive's execution of a Release Agreement, and the expiration of any revocation period therein related to a Qualifying Termination.

a.	Company shall pay to Executive an amount equal to Executive's annual base salary as it existed prior to the Qualifying Termination (which shall be at least equal to the Executive's base salary on the date of this Agreement and any higher amount established after the date of this Agreement). The payments due hereunder shall be made on the Company's normal and customary pay days during the Severance Period.

b.	Within thirty (30) days following the last day of any computation period under an incentive bonus plan or similar plan, Executive shall be paid a lump sum payment equal to (i) any bonus to which Executive would have been entitled if Executive had remained employed through the payment date and had achieved all individual performance objectives, multiplied by (ii) a fraction, the denominator of which is the number of days in any such computation period and the numerator of which is the number of days during the computation period the Executive was employed by the Company. By way of example, should the computation period be one year, during which the Executive worked 75 days, then the fraction would be 75/365.

c.	During the Severance Period, the Company shall reimburse Executive for any amounts paid by Executive for COBRA continuation coverage, reduced by an amount equal to the payments Executive made for such coverage immediately prior to the Qualifying Termination. If Executive's right to COBRA continuation coverage ends because Executive has enrolled in a group medical plan offered by a subsequent employer, Executive's reimbursement under this subsection shall end at the same time.

d.	If, as of the date Executive's employment terminates, Executive is a "key employee" within the meaning of Section 416(i) of the Internal Revenue Code (the "Code") and the Company has stock that is publicly traded on an established securities market or otherwise, any payment that constitutes deferred compensation because of employment termination will be suspended until the first day of the seventh month following the month in which Executive's last day of employment occurs. "Deferred compensation" means compensation provided under a nonqualified deferred compensation plan as defined in, and subject to, Section 409A of the Code.

e.	No payment or distribution by the Company to or for the benefit of Executive of the severance benefits or any other amount in the nature of compensation (whether payable or distributable under this Agreement or otherwise) (a "Payment") will be paid that would be subject to the excise tax or denial of deduction imposed by Sections 280G and 4999 of the Code (an "Excess Parachute Payment").

i.	In the event that the Company determines that any Payment would constitute an Excess Parachute Payment, the Company will provide to Executive, within thirty (30) days after Executive's employment termination date, an opinion of a nationally recognized certified public accounting firm mutually selected by the Company and Executive (the "Accounting Firm") that the Executive would be considered to have received Excess Parachute Payments if the Executive were to receive the full amounts described pursuant to this Agreement or otherwise and setting forth with particularity the smallest amount by the which the Payments would have to be reduced to avoid the imposition of any excise tax or the denial of any deduction pursuant to Code Sections 280G and 4999.

ii.	The Payments shall be adjusted, in the order of priority designated by the Executive in written instructions, to the minimum extent necessary so that none of the Payments, in the opinion of the Accounting Firm, would constitute an Excess Parachute Payment.

iii.	Any determination by the Accounting Firm shall be binding upon the Company and the Executive. All fees and expenses of the Accounting Firm shall be borne by the Company.

f.	As used herein, any voluntary resignation by Executive shall be for "Good Reason" if the resignation follows any of these events: a material reduction in the Executive's base salary or target bonus from its level as of the date of this Agreement or any higher level established hereafter (in a single or multiple reductions); a material reduction in the Executive's duties or responsibilities from those that exist on the date of this Agreement or as established hereafter; or a material breach or repudiation by the Company of its obligations under this Agreement or any other agreement prescribing the terms and conditions of his employment.

5.                  Settlement and Waiver of Claims by Executive. Executive acknowledges and agrees that Executive's acceptance of the Company's payment of the severance benefits pursuant to Section 4 of this Agreement shall be deemed to constitute a full settlement and discharge of any and all obligations of the Company to Executive arising out of this Agreement, Executive's employment with the Company and/or the termination of Executive's employment with the Company, except for any vested rights Executive may have under any insurance, stock option or equity compensation plan or any other employee benefit plans sponsored by the Company. Executive further acknowledges and agrees that as a condition to receiving any of the severance benefits pursuant to Section 4 of this Agreement, Executive will execute and not revoke a release agreement in form and substance reasonably satisfactory to the Company pursuant to which Executive will release and waive any and all claims against the Company (and its officers, directors, shareholders, insurers, employees and representatives) that exist as of the date of the release, including but not limited to any and all claims arising out of this Agreement, Executive's employment with the Company, and/or the termination of Executive's employment with the Company, and all claims under any federal, state and local laws including the Age Discrimination in Employment Act of 1967, as amended (the "Release Agreement"). Notwithstanding the foregoing, the Release Agreement shall not affect or relinquish (a) any vested rights Executive may have under any insurance, stock option or equity compensation plan, or other employee benefit plan sponsored by the Company, (b) any claims for reimbursement of business expenses incurred prior to the employment termination date, (c) any rights to severance benefits under Section 4 of this Agreement and (d) any claims that cannot as a matter of law be released. Company shall provide Executive with the Release Agreement within ten (10) days of the date of any Qualifying Termination.

6.                  Executive's Obligations. To induce the Company to enter into this Agreement, Executive agrees as follows:

a.	Covenants Not To Compete. During Executive's employment with the Company and for a period of twelve (12) months immediately after the termination of his employment, Executive will not, directly or indirectly, without the prior written consent of the Board of Directors (which consent will not be unreasonably withheld):

i.	accept employment with, or perform any services for any Competitor of the Company or any of the Company's top ten (10) customers based on sales volume in the prior fiscal year. For the purposes of this Section 6, the term "Competitor" means a company that manufactures or sells medical, orthopedic or aerospace products or services that compete in the marketplace with products or services that the Company provides at the time Executive's employment ends;

ii.	accept employment with or perform any services for any of the Company's customers with whom Executive had contact within the last two (2) years of his employment, if doing so would in any way reduce the level of business the customer does with the Company or otherwise adversely affect the Company's business relationship with the customer;

iii.	accept employment with or perform any services for any Competitor anywhere within the Restricted Geographic Area (a) in the same or similar capacity or function to that in which Executive worked for the Company, (b) in any executive, officer or senior management capacity or function, (c) in any sales, sales management, or customer management capacity or function, (d) in any product development or product improvement capacity, or (e) in any other capacity in which Executive's knowledge of the Company's confidential information or the customer goodwill Executive helped to develop on behalf of the Company would facilitate or support Executive's work. For purposes of this Agreement, the term "Restricted Geographic Area" means (i) each and every State of the United States of America in which the Company is manufacturing or selling any of its products or services at the time Executive's employment ends; and (ii) each and every country in which the Company is manufacturing or selling any of its products and services at the time Executive's employment ends. However, if the Competitor has separate divisions, business units or segments, some of which are not competitive with the business of the Company, nothing herein shall prohibit Executive from being employed by or working for only that segment of the business that is not competitive with the business of the Company, provided Executive's work does not involve any products or services that compete with the Company's products and services;

iv.	urge, induce or seek to induce any of the Company's customers to reduce or terminate their business with the Company or in any manner interfere with the Company's business relationships with its customers;

v.	urge, induce or seek to induce any of the Company's customers with whom Executive had contact during the last two (2) years of his employment with the Company, to reduce or terminate their business with the Company or in any manner interfere with the Company's business relationships with its customers;

vi.	acquire or maintain an ownership interest in any Competitor, except passive ownership of up to two percent (2%) of any publicly traded securities;

vii.	either on his own account or for any other person, firm or company solicit, hire, employ or attempt to solicit, hire or employ, or endeavor to cause any employee of the Company to leave his employment, or to induce or attempt to induce any such employee to breach any employment agreement with the Company.

viii.	urge, induce or seek to induce any of the Company's independent contractors, subcontractors, consultants, vendors or suppliers to reduce, terminate or modify in any way their relationship with the Company;

ix.	disparage the Company, its directors, officers, employees, products, facilities or other persons or things associated with the Company or otherwise publish or communicate any information or opinions that would reasonably be considered to be derogatory or critical of the Company, its Directors, officers, employees, products, facilities or other persons or things associated with the Company.

b.	Confidentiality. Executive will keep confidential and not, directly or indirectly, divulge or use for any purpose whatsoever (other than in the performance of his duties for the Company or as compelled by law), any of the Company's confidential information, business secrets or trade secrets including, but not limited to, information concerning such matters as the Company's products, services, customers, finances and operations. All of the Company's confidential information, business secrets and trade secrets shall be the sole and exclusive property of the Company. Executive's confidentiality obligations shall not apply to any information that through lawful means has become generally known outside the Company or is readily available in the public domain.

Upon the termination of Executive's employment with the Company, or any time at the Company's request, Executive shall immediately deliver to the Company any and all memoranda, notes, records, drawings, manuals, computer programs, documentation, diskettes, computer tapes, electronic data (in whatever form or media), and all copies thereof, in Executive's possession or under Executive's control, whether prepared by Executive or others, containing the Company's confidential information, business secrets or trade secrets.

c.	Disclosure of Developments. Employee agrees to disclose promptly to Company all Developments made or conceived by Employee (whether at the business premises of Company, at home, or elsewhere), either solely or jointly with others, during Employee's Employment Period. "Developments" means all products, methods, inventions, improvement, concepts, designs, formulas, techniques, processes, discoveries, know-how, and ideas related to Company's business.

d.	Ownership of Developments.

i.	All Developments made or conceived by Employee (whether at the business of Company, at home, or elsewhere), either solely or jointly with others, during Employee's Employment Period will be the sole and exclusive property of Company. Employee hereby assigns to Company all of his rights, title, and interest in any and to all such Developments, together with any Proprietary Rights related thereto.

ii.	Both during Employee's Employment Period and thereafter, Employee agrees, at Company's expense, to take such actions and to sign such applications, assignments, and other documents as may be reasonably requested by Company from time to time in order to protect Company's right, title, or interest in any Developments and/or to obtain or maintain any Propriety Rights related thereto.

7.                  Survival of Obligations/Extension/Severability/Remedies/Forfeiture.

a.	Survival of Obligations. Executive acknowledges and agrees that his obligations under Section 6 shall survive the expiration or termination of this Agreement and the termination of his employment with the Company, irrespective of the reason for the termination of the Agreement and/or employment. Executive further acknowledges and agrees that the post-employment restrictions set forth in Section 6 of this Agreement are and shall be construed as independent covenants and that no breach of any contractual or legal duty by the Company shall be held sufficient to excuse or terminate Executive's obligations under Section 6 of this Agreement or to preclude the Company from obtaining injunctive or other relief for Executive's violation or threatened violation of any provision in Section 6, and the existence of any claim or cause of action by Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the Company's enforcement of Executive's obligations under Section 6 of this Agreement.

b.	Extension. In the event Executive violates any of the restrictive covenants contained in Section 6, the duration of such restrictive covenant shall automatically be extended by the length of time during which Executive was in violation of such restriction.

c.	Severability; Modification of Restrictions. Executive agrees and understands that the restrictions in Section 6 are reasonable in light of Executive's position of trust with the Company, the highly competitive nature of the Company's business and the fact that the Company has invested substantial time, money and other resources developing the confidential information, business secrets, trade secrets and relationships with its customers, employees, vendors and contractors. Executive also agrees and represents that the restrictions in Section 6 will not impair his ability to find suitable subsequent employment. Although Executive and the Company consider the restrictions contained in Section 6 to be reasonable and enforceable, Executive and the Company acknowledge and agree that if any provision of Section 6 is determined to be unenforceable for any reason (a) such unenforceability shall not affect the enforceability of the remainder of the Agreement; and (b) the provision shall automatically be deemed reformed so that it shall have the closest effect permitted by applicable law to the original form and shall be enforced on that basis.

d.	Remedies. Executive recognizes that a breach or threatened breach of Section 6 of this Agreement will give rise to irreparable injury to the Company and that money damages will not be adequate relief for such injury. For this reason, Executive agrees that the Company shall be entitled to obtain injunctive relief, including, but not limited to, temporary restraining orders, preliminary injunctions and/or permanent injunctions, without having to post any bond or other security, to restrain or prohibit such breach or threatened breach, in addition to any other legal remedies which may be available, including the recovery of money damages. In addition to all other relief to which it shall be entitled, the Company shall be entitled to recover from Executive all litigation costs and attorneys' fees incurred by the Company in any action or proceeding relating to Section 6 of this Agreement in which the Company prevails in any respect.

e.	Forfeiture. Executive agrees that if he either fails to fully and completely comply with each and every provision of Section 6 of this Agreement or challenges the enforceability of any provision in Section 6, then in such event the Company shall have the right to discontinue payment of any compensation that would otherwise be payable to Executive under this Agreement without any recourse by Executive, and Executive shall be obligated to repay immediately all amounts the Company already has paid to Executive under this Agreement. The Company and Executive acknowledge and agree that such remedy is in addition to, and not in lieu of, any and all other legal and/or equitable remedies that may be available to the Company in connection with Executive's breach or threatened breach of Section 6. If Executive fails to comply with this provision, then in addition to all other relief to which it may be entitled, the Company also shall be entitled to recover from Executive all litigation costs and attorneys' fees incurred by the Company in any action or proceeding relating to this Section 7 in which the Company prevails in any respect.

8.                  Payments Upon Executive's Death. Should Executive die while any amounts are payable hereunder, this Agreement shall inure to the benefit of and be enforceable by Executive's executors, administrators, heirs, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or if there be no such designee, to his estate.

9.                  Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive:

__________________________________

__________________________________

If to the Company:

Symmetry Medical Inc.

3724 N. St. Rd. 15

Warsaw, IN 46582

Attention:  Chief Executive Officer

Copy to:    General Counsel

or to such other address as any party may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

10.                  Venue, Choice of Law and Jurisdiction. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Indiana, except its choice-of-law provisions. The parties agree that all legal disputes regarding this Agreement will be resolved by the state or federal courts located in Ft. Wayne, Indiana, and irrevocably consent to service of process in such city for such purpose.

11.                  Waiver, Modification and Complete Agreement. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement.

12.                  Severability. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13.                  Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same Agreement.

14.                  Assignment. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided herein. Without limiting the foregoing, Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by will or by the laws of descent and distribution as set forth in Section 8 hereof, and in the event of any attempted assignment or transfer contrary to this Section 14, the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

15.                  Source of Payments; No Lien by Executive. Any benefits payable under this Agreement shall be paid solely from the general assets of the Company. Neither Executive nor Executive's beneficiary shall have interest in any specific assets of the Company under the terms of this Agreement. This Agreement shall not be considered to create an escrow account, trust fund or other funding arrangement of any kind or a fiduciary relationship between Executive and the Company.

16.                  Section 409A. This Agreement shall be interpreted and applied in a manner consistent with any applicable standards for nonqualified deferred compensation plans established by Section 409A of the Code and its interpretive regulations and other regulatory guidance. To the extent that any terms of this Agreement would subject Executive to gross income inclusion, interest, or additional tax pursuant to Section 409A of the Code, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy, the applicable Section 409A of the Code standards.

17.                  Complete Agreement. This Agreement does not affect Executive's rights or duties under the 2004 Equity Incentive Plan, any successor equity incentive plan, or any related award or restriction agreements between Executive and the Company. With those exceptions, this Agreement completely supersedes and replaces any other employment agreement or other agreement covering the same or similar terms and conditions of this Agreement, whether written or oral, between Company and Executive which was entered into prior to the date of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date set forth above.

SYMMETRY MEDICAL, INC.

By:
David C. Milne, SVP HR, General Counsel & Corporate Secretary

EXECUTIVE:

Printed Name: